Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

On March 12, 2012, Exelon Corporation (Exelon) completed the merger contemplated by the Agreement and Plan of Merger, dated as of April 28, 2011, among Exelon, Constellation Energy Group, Inc. (Constellation) and Bolt Acquisition Corporation, formerly a Maryland corporation and wholly owned subsidiary of Exelon (Merger Sub). As a result of that merger, Merger Sub was merged into Constellation (the Initial Merger) and Constellation became a wholly owned subsidiary of Exelon. Following the completion of the Initial Merger, Exelon and Constellation completed a series of internal corporate organizational restructuring transactions. Constellation merged with and into Exelon, with Exelon continuing as the surviving corporation (the Upstream Merger). Simultaneously with the Upstream Merger, Constellation’s interest in RF Holdco LLC, which held Constellation’s interest in Baltimore Gas and Electric Company (BGE), was transferred to Exelon Energy Delivery Company, LLC, a wholly owned subsidiary of Exelon that also owns Exelon’s interest in Commonwealth Edison Company (ComEd) and PECO Energy Company (PECO). Following the Upstream Merger and the transfer of RF Holdco LLC, Exelon contributed to Exelon Generation Company, LLC (Generation) certain subsidiaries, including the generation and customer supply businesses that were acquired from Constellation as a result of the Initial Merger and the Upstream Merger.

Constellation’s shareholders received 0.930 shares of Exelon common stock in exchange for each share of Constellation common stock outstanding as of March 12, 2012. Generally, all outstanding Constellation equity-based compensation awards were converted into Exelon equity-based compensation awards using the same ratio.

All options to purchase Constellation common stock under various equity agreements were converted into options to acquire a number of shares of Exelon common stock (as adjusted for the exchange ratio) at an option price (as adjusted for the exchange ratio). All Constellation unvested restricted stock awards granted prior to April 28, 2011, that were outstanding immediately prior to the consummation of the Initial Merger, became vested on a pro rata basis (determined based upon the number of months from the start of the applicable restricted period to the closing of the Initial Merger) and converted into Exelon common stock at the exchange ratio in accordance with the applicable stock plan and award agreement terms. All Constellation restricted stock awards that remained unvested on a pro rata basis pursuant to the foregoing formula, and any Constellation unvested restricted stock awards granted after April 28, 2011, were assumed by Exelon and automatically converted into shares of unvested restricted stock of Exelon at the exchange ratio. Likewise, all Constellation restricted stock units granted prior to April 28, 2011 and outstanding immediately prior to the completion of the Initial Merger became vested on a pro rata basis (determined based upon the number of months from the start of the applicable restricted period to the closing of the Initial Merger) and were assumed by Exelon and automatically converted into a number of shares of Exelon common stock at the exchange ratio.

The conversion of stock-based awards granted under the Constellation equity plans and held by Constellation employees that were generally converted into outstanding Exelon stock-based compensation awards had an estimated fair value of $71 million. Specifically, as of the Initial Merger closing: (1) Exelon converted 12,037,093 outstanding shares that were subject to Constellation stock options into 11,194,151 Exelon stock options valued at $65 million; and (2) Exelon converted 165,219 Constellation no-sale restricted stock units into 153,654 Exelon no-sale restricted stock units valued at $6 million.

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (referred to as the pro forma financial statements) combine the historical consolidated financial statements of Exelon and Constellation to illustrate the effect of the Initial Merger and the Upstream Merger (collectively, the mergers). The pro forma financial statements were based on and should be read in conjunction with the:

•	accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;

•

consolidated financial statements of Exelon and Generation for the year ended December 31, 2011 and for the three months ended March 31, 2012 and the notes relating thereto which are included in Exelon’s Annual Report on Form 10-K for the year ended December 31, 2011 in Item 8, FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA, beginning at page 174, and from Exelon’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 in Part 1. FINANCIAL INFORMATION, Item 1. Financial Statements, beginning at page 8, respectively; and

•	consolidated financial statements of Constellation and BGE for the year ended December 31, 2011 and the notes relating thereto, attached as Exhibit 99.1.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the mergers, (2) factually supportable and (3) expected to have a continuing impact on the combined results. The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations (which we refer to as the pro forma statements of operations) for the year ended December 31, 2011 and for the three months ended March 31, 2012, give effect to the mergers as if they occurred on January 1, 2011. The pro forma financial statements do not include a pro forma balance sheet as the mergers are reflected in the most recent historical balance sheets filed in the financial statements of Exelon and Generation for the three months ended March 31, 2012 and the notes relating thereto.

As described in the accompanying notes, the pro forma financial statements have been prepared using the acquisition method of accounting under existing United States generally accepted accounting principles, or GAAP, and the regulations of the SEC.

The pro forma financial statements have been presented for informational purposes only and are not necessarily indicative of what the combined company’s results of operations and financial position would have been had the mergers been completed on the date indicated. In addition, the pro forma financial statements do not purport to project the future results of operations or financial position of the combined company. The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other actions that are expected to result from the mergers.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma financial statements. The initial accounting for the mergers is not complete because the valuations necessary to assess the fair values of certain assets acquired and liabilities assumed are considered preliminary as a result of the short time period between the closing of the mergers and the filing of these pro forma financial statements. The preliminary amounts recognized are subject to revision until the valuations are completed and to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date. Any changes to the fair value assessments may affect the purchase price allocation and material changes could require the financial statements to be retroactively amended. See Note 3 — Purchase Price and Preliminary Purchase Price Allocation of the Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements for additional information.

EXELON CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2012

(in millions, except per share data)

	Exelon Historical (unaudited)	Constellation Historical (unaudited) (a)	Pro Forma Adjustments			Pro Forma Combined
Operating revenues	$4,686	$2,400	$—	(b	)	$7,113
			(86)	(d	)
			113	(k	)
Operating expenses
Purchased power and fuel	1,765	1,677	—	(b	)	3,413
			(29)	(d	)
Operating and maintenance	1,964	417	(156)	(j	)	1,983
			(217)	(k	)
			(25)	(l	)
Depreciation, amortization, depletion and accretion	382	124	(1)	(c	)	497
			(1)	(d	)
			10	(g	)
			(17)	(o	)
Taxes other than income	194	61	—			255

Total operating expenses	4,305	2,279	(436)			6,148

Equity in loss of unconsolidated affiliates	(22)	(15)	(4)	(e	)	(42)
			(1)	(f	)
Operating income	359	106	458			923

Other income and deductions
Interest expense	(189)	(58)	14	(h	)	(233)
Interest expense to affiliates, net	(6)	—	—			(6)
Other, net	194	(14)	—			180

Total other income and deductions	(1)	(72)	14			(59)

Income before income taxes	358	34	472			864
Income taxes	158	32	189	(m	)	379

Net income	200	2	283			485

Net income attributable to noncontrolling interest and preferred security dividends	—	(5)	—			(5)
Net income attributable to common stock	200	7	283			490

Average shares of common stock outstanding:
Basic	705					849	(n	)
Diluted	707					851	(n	)

Earnings per average common share:
Basic	$0.28	$—				$0.58
Diluted	$0.28	$—				$0.58

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

EXELON CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2011

(in millions, except per share data)

	Exelon Historical (a)	Constellation Historical (a)	Pro Forma Adjustments			Pro Forma Combined
Operating revenues	$19,063	$13,729	$(330)	(b	)	$30,934
			(1,528)	(d	)
Operating expenses
Purchased power and fuel	7,267	10,256	(330)	(b	)	16,371
			(822)	(d	)
Operating and maintenance	5,196	1,902	(195)	(j	)	6,903
Depreciation, amortization, depletion and accretion	1,335	589	(26)	(c	)	1,848
			(1)	(d	)
			41	(g	)
			1	(i	)
			(91)	(o	)
Impairment losses and other costs	—	891	—			891
Taxes other than income	785	308	—			1,093

Total operating expenses	14,583	13,946	(1,423)			27,106

Equity investment earnings (losses) of unconsolidated affiliates	(1)	20	(31)	(e	)	(17)
			(5)	(f	)
Operating income	4,479	(197)	(471)			3,811

Other income and deductions
Interest expense	(701)	(260)	54	(h	)	(907)
Interest expense to affiliates, net	(25)	—	—			(25)
Other, net	199	(75)	—			124

Total other income and deductions	(527)	(335)	54			(808)

Income (loss) before income taxes	3,952	(532)	(417)			3,003
Income taxes expense (benefit)	1,457	(225)	(167)	(m	)	1,065

Net income (loss)	2,495	(307)	(250)			1,938

Net income attributable to noncontrolling interest and preferred security dividends	—	33	—			33
Net income (loss) attributable to common stock	2,495	(340)	(250)			1,905

Average shares of common stock outstanding:
Basic	663	200	(14)	(n	)	849	(n	)
Diluted	665	200	(14)	(n	)	851	(n	)

Earnings per average common share:
Basic	$3.76	$(1.70)				$2.24
Diluted	$3.75	$(1.70)				$2.24

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

EXELON GENERATION COMPANY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2012

(in millions)

	Generation Historical (unaudited)	Nonregulated Constellation Historical (unaudited) (a)	Pro Forma Adjustments			Pro Forma Combined
Operating revenues	$2,373	$1,846	$(86)	(d	)	$4,133
Operating revenues from affiliates	366	—	32	(b	)	398
Operating expenses
Purchased power and fuel	1,044	1,451	32	(b	)	2,498
			(29)	(d	)
Operating and maintenance	1,039	283	(75)	(j	)	1,194
			(35)	(k	)
			(18)	(l	)
Operating and maintenance from affiliates	136	—	—			136
Depreciation, amortization, depletion and accretion	153	63	(1)	(c	)	207
			(1)	(d	)
			10	(g	)
			(17)	(o	)
Taxes other than income	73	22	—			95

Total operating expenses	2,445	1,819	(134)			4,130

Equity in loss of unconsolidated affiliates	(22)	(15)	(4)	(e	)	(42)
			(1)	(f	)
Operating income	272	12	75			359

Other income and deductions
Interest expense	(54)	(26)	13	(h	)	(67)
Other, net	178	(17)	—			161

Total other income and deductions	124	(43)	13			94

Income before income taxes	396	(31)	88			453
Income taxes	230	2	35	(m	)	267

Net income	166	(33)	53			186

Net income attributable to noncontrolling interest	(2)	(7)	—			(9)
Net income attributable to common stock	168	(26)	53			195

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

EXELON GENERATION COMPANY, LLC

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2011

(in millions)

	Generation Historical (a)	Nonregulated Constellation Historical (a)	Pro Forma Adjustments			Pro Forma Combined
Operating revenues	$9,286	$11,084	$(330)	(b	)	$18,512
			(1,528)	(d	)
Operating revenues from affiliates	1,161	—	261	(b	)	1,422
Operating expenses
Purchased power and fuel	3,589	9,085	(69)	(b	)	11,783
			(822)	(d	)
Operating and maintenance	2,827	1,205	(165)	(j	)	3,867
Operating and maintenance from affiliates	321	—	—			321
Depreciation, amortization, depletion and accretion	570	317	(26)	(c	)	810
			(1)	(d	)
			41	(g	)
			(91)	(o	)
Impairment losses and other costs	—	891	—			891
Taxes other than income	264	118	—			382

Total operating expenses	7,571	11,616	(1,133)			18,054

Equity investment earnings (losses) of unconsolidated affiliates	(1)	20	(31)	(e	)	(17)
			(5)	(f	)
Operating income	2,875	(512)	(500)			1,863

Other income and deductions
Interest expense	(170)	(132)	50	(h	)	(252)
Other, net	122	(97)	—			25

Total other income and deductions	(48)	(229)	50			(227)

Income (loss) before income taxes	2,827	(741)	(450)			1,636
Income taxes expense (benefit)	1,056	(298)	(180)	(m	)	578

Net income (loss)	1,771	(443)	(270)			1,058

Net income attributable to noncontrolling interest	—	20	—			20
Net income (loss) attributable to common stock	1,771	(463)	(270)			1,038

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

EXELON AND CONSTELLATION

NOTES TO THE UNAUDITED PRO FORMA

CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The pro forma financial statements were derived from historical consolidated financial statements of Exelon, Generation and Constellation for the three months ended March 31, 2012 and the year ended December 31, 2011. Certain reclassifications have been made to the historical financial statements of Constellation to conform with Exelon’s and Generation’s presentation. This resulted in income statement adjustments to operating revenues, operating expenses, other income and deductions, and income taxes.

The historical consolidated financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the mergers, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The following matters have not been reflected in the pro forma financial statements as they do not meet the aforementioned criteria.

•

Cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that have not yet been incurred and reflected in the historical financial statements, and that could result from the mergers. The timing and effect of actions associated with integration are currently uncertain.

•

Other than depreciation and amortization expense, adjustments to eliminate the operating revenues and expenses directly associated with Constellation’s Brandon Shores, H.A. Wagner and C.P. Crane generation plants that Generation agreed to enter into contracts to sell within 150 days following the completion of the mergers to mitigate market power in PJM Interconnection, LLC (PJM), given the specifically identifiable revenues related to the plants are not determinable. Exelon and Generation have excluded the depreciation and amortization expense recorded for these assets prior to the merger from the pro forma statements of operations. See Note 4—Pro Forma Adjustments to Financial Statements for additional information.

•

Any fair value adjustments for revenues and expenses subject to rate-setting provisions for Constellation’s regulated utility, BGE. BGE is comprised of electric transmission and distribution and gas distribution operations. These operations are subject to the rate-setting authority of the Federal Energy Regulatory Commission and the Public Service Commission of Maryland and are accounted for pursuant to GAAP, including the accounting guidance for regulated operations. The rate-setting and cost recovery provisions currently in place for Constellation’s regulated operations provide revenues derived from costs including a return on investment of assets and liabilities included in rate base. Except for debt and regulatory assets not earning a return as further described in Note 4—Pro Forma Adjustments to Financial Statements, the fair values of Constellation’s tangible and intangible assets and liabilities subject to these rate-setting provisions are assumed to approximate their carrying values and, therefore the pro forma statements of operations do not reflect any adjustments related to the revenues and expenses of BGE.

•

Exelon’s and Generation’s commitment to cause construction of a headquarters building in Baltimore for Generation’s competitive energy business, or commitment to develop 285 — 300 MW of new generation in Maryland, expected to be completed over a period of 10 years. As of March 31, 2012, no amounts have been reflected in the Exelon or Generation consolidated financial statements for these expenditure commitments. Such costs, which are expected to be primarily capital in nature, will be recognized as incurred. Given the information available as of the filing of this document, Exelon and Generation cannot estimate the expense it will incur related to these commitments. Other regulatory commitments were expensed in the consolidated financial statements of Exelon and Generation for the three months ended March 31, 2012. The related pro forma adjustments are described in Note 4—Pro Forma Adjustments to Financial Statements.

The pro forma financial statements were prepared using the acquisition method of accounting under GAAP and the regulations of the SEC. Exelon and Generation have been treated as the acquirer in the mergers for accounting purposes. Acquisition accounting requires, among other things, that most assets acquired and liabilities assumed be recognized at fair value as of the acquisition date. In addition, acquisition accounting establishes that the consideration transferred be measured at the closing date of the merger at the then-current market price. The initial accounting for the mergers is not complete because the valuations necessary to assess the fair values of certain assets acquired and liabilities assumed are considered preliminary as a result of the short time period between the closing of the mergers and the filing of the pro forma financial statements. The preliminary amounts recognized are subject to revision until the valuations are completed and to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date; Exelon and Generation expect to finalize these amounts by the end of 2012, if not sooner. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position. See Note 3—Purchase Price and Preliminary Purchase Price Allocation for additional information.

Note 2. Significant Accounting Policies

Exelon is not aware of any differences in accounting policies that would have a material impact on the combined financial statements. The pro forma financial statements do not assume any differences in accounting policies.

Note 3. Purchase Price and Preliminary Purchase Price Allocation

Exelon acquired all of the outstanding shares of Constellation’s common stock for shares of Exelon common stock at the fixed exchange ratio of 0.930 of a share of Exelon common stock per share of Constellation’s common stock. The total consideration transferred was based on the opening price of a share of Exelon common stock on March 12, 2012 (in millions except conversion ratio and share price):

	Number of Shares/ Awards Issued	Total Estimated Fair Value
Issuance of Exelon common stock to Constellation stockholders at the exchange ratio of 0.930 shares for each share of Constellation common stock; based on the opening price of Exelon common stock on March 12, 2012 of $38.91 (a)	187.45	$7,294
Issuance of Exelon equity awards to replace existing Constellation equity awards (b)	11.30	71

Total estimated purchase price		$7,365

(a)	The number of shares issued excludes 0.7 million shares of stock that are held in a custodian account specifically for the settlement of unvested share-based restricted stock awards. The related share value is excluded from the estimated fair value as these awards have not vested and therefore are not in the purchase price.
(b)	Includes vested Constellation stock options and restricted stock units converted at fair value to Exelon awards on March 12, 2012. The fair value of the stock options was determined using the Black-Scholes model.

The purchase price was computed using Constellation’s outstanding shares as of March 12, 2012, adjusted for the exchange ratio. The purchase price reflects the market value of Exelon’s common stock issued in connection with the Initial Merger based on the opening price of a share of Exelon common stock on March 12, 2012. The purchase price also reflects the total estimated fair value of Constellation’s share-based compensation awards outstanding as of March 12, 2012, excluding the value associated with employee service yet to be rendered.

The allocation of the purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of Constellation’s assets and liabilities at the time of the completion of the mergers. The final allocation of the purchase price could differ materially from the preliminary allocation used for the pro form financial statements as the valuations are not complete.

The preliminary purchase price allocation of the Initial Merger of Exelon with Constellation and Exelon’s contribution of certain subsidiaries of Constellation to Generation was as follows:

Preliminary Purchase Price Allocation	Exelon	Generation
Current assets	$4,944	$3,649
Property, plant and equipment	9,295	3,993
Unamortized energy contracts	3,624	3,624
Other assets, trade name and retail relationships	456	456
Investment in affiliates	2,067	2,067
Pension and OPEB regulatory asset	740	—
Other assets	2,612	1,210

Total assets	23,738	14,999

Current liabilities	3,480	2,866
Unamortized energy contracts	2,268	2,062
Long-term debt, including current maturities	5,632	2,972
Noncontrolling interest	85	85
Deferred credits and other liabilities and preferred securities	4,908	1,742

Total liabilities, preferred securities and noncontrolling interest	16,373	9,727

Total purchase price	$7,365	$5,272

Intangible Assets Recorded

For the power supply and fuel accrual-based contracts acquired from Constellation, the difference between the contract price and the market price at the date of the merger was recognized as either an intangible asset or liability based on whether the accrual-based contracts were in or out-of-the-money. The valuation of the acquired intangible assets/liabilities was estimated by applying either the market approach or the income approach depending on the nature of the underlying contract. The market approach was utilized when prices and other relevant information generated by market transactions involving comparable transactions were available. Otherwise the income approach, which is based upon discounted projected future cash flows associated with the underlying contracts, was utilized. The measure is based upon certain unobservable inputs, which are considered Level 3 inputs, pursuant to applicable accounting guidance. Key estimates and inputs include forecasted power and fuel prices and the discount rate. These intangible assets and liabilities will be amortized over the life of the contract in relation to the present value of the underlying cash flows. Amortization expense and income will be recorded through operating revenues or purchased power and fuel expense, respectively. The weighted-average amortization period is approximately 2 years.

The fair value of the Constellation trade name intangible asset was determined based on the relief from royalty method of the income approach whereby fair value is the present value of the license fees avoided by owning the assets. The measure is based upon certain unobservable inputs, which are considered Level 3 inputs, pursuant to applicable accounting guidance. Key assumptions include the hypothetical royalty rate and the discount rate. The intangible asset will be amortized on a straight line basis over an estimated ten year useful life as amortization expense.

The fair value of the retail relationships was determined based on a “multi-period excess method” of the income approach. Under this method, the intangible asset’s fair value is equal to the estimated future cash flows that will be earned on the current customer base, taking into account expected contract renewals based on customer attrition rates and costs to retain those customers. The measure is based upon certain unobservable inputs, which are considered Level 3 inputs, pursuant to applicable accounting guidance. Key assumptions include the customer attrition rate and the discount rate. The intangible assets will be amortized on a straight line based over the useful life of the underlying assets averaging approximately 12 years.

Exelon’s acquired intangible assets and liabilities included in its Consolidated Balance Sheets, along with the future estimated amortization, were as follows as of March 31, 2012:

					Estimated amortization expense
Description	Weighted Average Amortization	Gross	Accumulated Amortization	Net	Remainder of 2012	2013	2014	2015	2016
Unamortized energy contracts, net (a)	1.5	$1,356	$(122)	$1,234	$804	$340	$52	$18	$(25)
Trade name	10.0	243	(2)	241	22	24	24	24	24
Retail relationships	11.8	213	(1)	212	19	21	20	19	19

Total, net		$1,812	$(125)	$1,687	$845	$385	$96	$61	$18

(a)	Includes the fair value of the liability for BGE’s power and gas supply contracts of $206 million, for which an offsetting regulatory asset was also recorded. Except for this liability, all other acquired intangible assets and liabilities were recorded on Generation’s Consolidated Balance Sheets.

Note 4. Pro Forma Adjustments to Financial Statements

The pro forma adjustments included in the pro forma financial statements are as follows:

(a) Exelon, Generation and Constellation historical presentation – Certain financial statement line items included in Exelon’s, Generation’s and Constellation’s historical presentation have been reclassified between line items. These reclassifications had no impact on the historical operating income or net income reported by Exelon, Generation or Constellation. In addition, Constellation’s historical presentation in the pro forma statement of operations for the three months ended March 31, 2012 represents the activity from January 1, 2012 through the effective time of the merger.

(b) Intercompany Transactions – The pro forma statements of operations for Exelon and Generation include pro forma adjustments to eliminate transactions between Exelon and Constellation, and between Generation and Nonregulated Constellation, respectively, included in each company’s historical financial statements, primarily for purchases and sales of energy between the companies.

	Exelon		Generation
Unaudited Pro Forma Combined Consolidated Statement of Operations (in millions)	Three Months Ended March 31, 2012	Year Ended December 31, 2011	Three Months Ended March 31, 2012	Year Ended December 31, 2011
Operating revenues	$—	$(330)	$32	$(330)
Operating revenues from affiliates				261
Operating expenses
Purchased power and fuel	—	(330)	32	(69)

Pro forma statement of operations adjustment	$—	$—	$—	$—

(c) Nonregulated Property, Plant and Equipment – The pro forma statements of operations for Exelon and Generation include the pro forma adjustments to reflect the decrease in depreciation and depletion expense resulting from the fair valuation adjustment to Constellation’s nonregulated generating assets, resulting in net decreased depreciation expense of $1 million and $26 million for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively. These estimates are preliminary, subject to change and could vary materially from the actual adjustment until the valuations are completed. The estimated useful life of Constellation’s property, plant and equipment ranges from 10 to 44 years.

(d) Power Supply and Fuel Contracts – The pro forma statements of operations include pro forma adjustments to reflect the net reduction in operating revenues for sales and a reduction in purchased power expense for purchases resulting from the amortization of the fair valuation adjustment related to Constellation’s non-derivative energy and fuel contracts. The pro forma statements of operations for Exelon and Generation include a reduction of operating revenues of $86 million and $1,528 million and a reduction in purchased power expense of $29 million and $822 million for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively, and a reduction of amortization expense of $1 million for the three months ended March 31, 2012 and the year ended December 31, 2011. These estimates are preliminary, subject to change and could vary materially from the actual adjustments at the time the valuations are completed.

(e) Investments in Affiliates – The pro forma statements of operations for Exelon and Generation include the pro forma adjustments reflecting increases in the basis difference amortization of $4 million and $31 million for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively. The basis difference represents the difference between the carrying amount and fair value of Constellation’s investment in CENG. The basis difference is amortized over the respective useful lives of the assets and liabilities of CENG or as CENG’s assets and liabilities impact the earnings of CENG.

(f) Other Investments – The pro forma statements of operations for Exelon and Generation include the pro forma adjustments for the basis difference amortization for the fair value of Constellation’s investment in a hydroelectric generation facility of $1 million and $5 million for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively. The basis difference represents the difference between the carrying amount and fair value of Constellation’s investment and is assumed to be amortized straight line over a term of 40 years based on the anticipated life of the asset.

(g) Intangible Assets – The pro forma statements of operations for Exelon and Generation include the pro forma adjustments to reflect the net incremental amortization resulting from the pro forma fair valuation of Constellation NewEnergy’s trade names and customer relationships of $10 million and $41 million for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively. The trade name and customer relationships intangible assets are assumed to be amortized straight line over their useful lives, which range from 5 to 15 years.

(h) Debt – The pro forma statements of operations include pro forma adjustments to reflect the net reduction in interest expense resulting from the fair valuation of Constellation’s third-party debt of $12 million and $47 million for Exelon and Generation for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively. In addition, the pro forma statements of operations include pro forma adjustments to reflect the elimination of the amortization of Constellation’s deferred debt issuance and credit facility costs of $2 million and $7 million recorded in interest expense for Exelon for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively, and $1 million and $3 million for Generation for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively.

(i) Regulatory Assets – The Exelon pro forma statement of operation includes the pro forma adjustments to reflect the amortization expense resulting from the pro forma fair valuation of BGE’s regulatory assets not earning a return of $1 million for the year ended December 31, 2011. The fair valuation adjustment is assumed to be amortized straight line over a term of 7 years based on the current expected recovery period of the associated regulatory assets.

(j) Merger Transaction Costs – The Exelon pro forma statements of operations include the pro forma adjustments to eliminate the merger transaction costs incurred by Exelon and Constellation of $156 million and $195 million for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively. The Generation pro forma statements of operations include the pro forma adjustments to eliminate the merger transaction costs incurred by Generation and Nonregulated Constellation of $75 million and $165 million for the three months ended March 31, 2012 and the year ended December 31, 2011, respectively. The merger transaction costs consisted of investment banking fees, legal fees, and employee-related costs directly attributable to the mergers and other merger-related transaction costs. These costs have been excluded from the pro forma statements of operations as they reflect non-recurring charges not expected to have a continuing impact on the combined results.

(k) Regulatory Commitments – The pro forma statement of operations for the three months ended March 31, 2012 includes a pro forma adjustment to exclude costs related to commitments promised in the settlement agreements, and a pro forma adjustment to include revenue that was eliminated related to BGE rate credit of $100 per residential customer, as these adjustments are directly attributable to the mergers and reflect non-recurring charges not expected to have a continuing impact on the combined results. The following pre-tax costs were excluded from the pro forma statement of operations for the three months ended March 31, 2012:

Description	Expected Payment Period	BGE	Generation	Exelon	Statement of Operations Location
BGE rate credit of $100 per residential customer	Q2 2012	$113	$—	$113	Revenues
Customer investment fund to invest in energy efficiency and low-income energy assistance to BGE customers	2012 to 2014	—	—	113	O&M Expense
Contribution for renewable energy, energy efficiency or related projects in Baltimore	2012 to 2014	—	—	2	O&M Expense
Charitable contributions at $7 million per year for 10 yrs	2012 to 2021	28	35	70	O&M Expense
State funding for offshore wind development projects	Q2 2012	—	—	32	O&M Expense

Total		$141	$35	$330

(l) Share-based Compensation – Each Constellation share award was converted as described above. The authoritative guidance for accounting for business combinations requires that the fair value of replacement awards and cash payments made to settle vested awards attributable to pre-combination service be included in the determination of the purchase price. Accordingly, the fair value of Constellation share-based awards which immediately vested at the effective time of the Initial Merger has been attributed to pre-combination service and reflected in purchase price. For unvested Constellation share-based awards converted to unvested Exelon awards at the effective time of the Initial Merger, the future compensation expense is consistent with the compensation expense recorded in Constellation’s historical income statements. For unvested Constellation share-based awards that were immediately vested at the effective time of the Initial Merger, the Exelon pro forma statement of operations for the three months ended March 31, 2012 includes the pro forma adjustment of $25 million and the Generation pro forma statement of operations for the three months ended March 31, 2012 includes the pro forma adjustment of $18 million to exclude expense related to the acceleration. These costs have been excluded from the pro forma statements of operations as they reflect non-recurring charges directly attributable to the transaction.

(m) Income Taxes – The pro forma statements of operations include the pro forma adjustments to reflect the tax effects of the pro forma adjustments based on an estimated prospective statutory tax rate of 40% for the combined company. The estimated prospective statutory tax rate of 40% could change based on future changes in the applicable tax rates and final determination of the combined company’s tax position.

(n) Common Stock Shares outstanding – Reflects the elimination of the Constellation common stock offset by issuance of 187 million shares of Exelon common stock. The pro forma weighted average number of basic shares outstanding is calculated by adding Exelon’s weighted average number of basic shares of common stock outstanding for the year ended December 31, 2011, as applicable, and Constellation’s weighted average number of basic shares of common stock outstanding for the same period multiplied by the exchange ratio of 0.930. The following table illustrates these computations (in millions except conversion ratio):

Description	Three Months Ended March 31, 2012	Year Ended December 31, 2011

Basic:
Constellation weighted average basic common shares	200	200
Conversion ratio	0.930	0.930

Equivalent Exelon common shares	186	186
Exelon weighted average basic common shares	663	663

Pro forma weighted average basic common shares	849	849

Diluted:
Constellation weighted average diluted common shares	200	200
Conversion ratio	0.930	0.930

Equivalent Exelon common shares	186	186
Exelon weighted average diluted common shares	665	665

Pro forma weighted average diluted common shares	851	851

(o) Assets Held for Sale – Reflects the elimination of the depreciation and amortization expense directly associated with Constellation’s Brandon Shores, H.A. Wagner and C.P. Crane generation plants that Generation has committed to sell within 150 days following the completion of the mergers to mitigate market power in PJM of $17 million for the three months ended March 31, 2012 and $91 million for the year ended December 31, 2011.